BDO

Tel: 604 688 5421
Fax: 604 688 5132
www.bdo.ca

BDO Canada LLP
600 Cathedral Place
925 West Georgia Street
Vancouver BC V6C 3L2 Canada

Direct Line: (604) 646-4390
E-mail: jjai@bdo.ca

August 18, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
U.S.A.

Ladies and Gentlemen:

We have read the statements made by Dorato Resources Inc. in its annual report on Form 20-F for the fiscal year ended January 31, 2010 in response to Item 16F of Form 20-F, and we agree with the statements regarding our Firm therein.

Very truly yours,

BDO Canada LLP

BDO Canada LLP
Chartered Accountants

JJ/sm